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                                                                     Exhibit 5.1
          [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]




                                                     February 12, 2001



PRAECIS PHARMACEUTICALS INCORPORATED
One Hampshire Street
Cambridge, Massachusetts  02139-1572

                  Re: PRAECIS PHARMACEUTICALS INCORPORATED -- Registration Statement on Form S-1
                           ----------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "Company"), in connection with the public offering by the Company and J.P. Morgan Partners (SBIC), LLC (formerly Chase Venture Capital Associates, LLC) (the "Selling Stockholder") of up to 7,187,500 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). Of the Shares, up to 6,437,500 shares of Common Stock (the "Primary Shares") are being offered by the Company, including up to 937,500 shares of Common Stock subject to an over-allotment option, and 750,000 shares of Common Stock (the "Secondary Shares") are being offered by the Selling Stockholder.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-54342), relating to the Shares, as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on January 26, 2001, Amendment No. 1 thereto, as filed with the Commission under



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PRAECIS PHARMACEUTICALS INCORPORATED
February 12, 2001
Page 2


the Securities Act on January 31, 2001, and Amendment No. 2 thereto, as filed with the Commission under the Securities Act on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, J.P. Morgan Partners (SBIC), LLC and Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and CIBC World Markets Corp., as representatives of the several underwriters named therein (the "Underwriters"), the form of which is filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing Common Stock issued prior to February 5, 2001, the record date (the "Record Date") for the dividend distribution of rights under the Rights Agreement between the Company and American Stock Transfer and Trust Company, as Rights Agent, and a specimen certificate representing Common Stock issued after the Record Date (each a "Specimen Certificate"); (iv) a certified copy of the Amended and Restated Certificate of Incorporation of the Company, as currently in effect;
(v) the Amended and Restated By-Laws of the Company, as currently in effect;
(vi) certain resolutions of the Board of Directors of the Company (the "Board") relating to the original issuance of the Secondary Shares and certain stock and other records of the Company relating thereto; and (vii) certain resolutions adopted by the Board of Directors of the Company at a meeting held on January 24, 2001 and drafts of certain resolutions (the "Draft Offering Committee Resolutions") proposed to be adopted by the Offering Committee appointed by the Board (the "Offering Committee"), in each case relating to the issuance and sale of the Primary Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently



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PRAECIS PHARMACEUTICALS INCORPORATED
February 12, 2001
Page 3


established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  In connection with our opinion set forth in paragraph 2 below, we have assumed that the Secondary Shares consist solely of shares of the Company's Common Stock received by the Selling Stockholder (or its predecessor) upon the conversion, at the time of the Company's initial public offering, of shares of the Company's Convertible Preferred Stock then held by the Selling Stockholder (or its predecessor), and have relied solely on representations contained in an officer's certificate of the Company with respect to the receipt by the Company of full payment upon original issuance of such shares of Convertible Preferred Stock. In connection with such opinion, we have also assumed that the certificates representing the Secondary Shares were duly executed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and conform to the specimen thereof previously examined by us.

                  Members of our firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the foregoing, we are of the opinion that:

         1. When (i) the Registration Statement becomes effective under the Securities Act; (ii) the price at which the Primary Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Primary Shares have been approved by the Offering Committee in accordance with the Draft Offering Committee Resolutions and such Draft Offering Committee Resolutions have been adopted by the Offering Committee; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) certificates representing the Primary Shares in the form of the applicable Specimen Certificate examined by us have been
(A) duly executed by an authorized officer of the transfer agent and registrar for the Common Stock, (B) registered by such transfer agent and registrar and (C) delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

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PRAECIS PHARMACEUTICALS INCORPORATED
February 12, 2001
Page 4


         2. The original issuance of the Secondary Shares has been duly authorized, and such Secondary Shares are validly issued, fully paid and nonassessable shares of Common Stock.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                  Very truly yours,

                                  /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP